Exhibit 10.23
SECURED CONTINUING GUARANTY

This SECURED CONTINUING GUARANTY (this “Continuing Guaranty”) is dated as of June 20, 2008, by SPORT CHALET VALUE SERVICES, LLC, a Virginia limited liability company (“Guarantor”), in favor of BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders (“Agent”) for value received and in consideration of any loan or other financial accommodation heretofore or hereafter at any time made or granted to SPORT CHALET, INC., a Delaware corporation (“Borrower”), under or in connection with the Loan Agreement described below.

R E C I T A L S:

WHEREAS, Borrower is indebted to Agent and Secured Parties pursuant to that certain Amended and Restated Loan and Security Agreement dated as of even date herewith (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, Guarantor is a Subsidiary of Borrower and, as such, will benefit by virtue of the financial accommodations extended to Borrower by Agent and Secured Parties; and

WHEREAS, in order to induce Agent and Secured Parties to enter into the Loan Agreement and the other Loan Documents and to extend the financial accommodations to Borrower pursuant to the Loan Agreement, and in consideration thereof, Guarantor has agreed to guaranty the payment and performance of the Guarantied Obligations (as defined below);

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

DEFINITIONS; RULES OF CONSTRUCTION

1.1. Definitions. Initially capitalized terms used but not defined herein have the respective meanings set forth in the Loan Agreement.

1.2. Certain Matters of Construction. The terms “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,”, “through” means “through and including,” and “to” and “until” each mean “to but excluding,”. The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation hereof. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted hereby); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any Person include successors and assigns; or (e) unless otherwise specified herein, discretion of Agent means the sole and absolute discretion of Agent. Guarantor shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent or any other Secured Party hereunder. No provision hereof shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision.

SECTION 2. GUARANTY

2.1. Guarantied Obligations. Guarantor unconditionally, absolutely and irrevocably guarantees the full and prompt payment and performance when due, whether by acceleration or otherwise, and at all times thereafter, of all “Obligations” as defined in the Loan Agreement (collectively, the “Guarantied Obligations”). This Continuing Guaranty is a guaranty of payment and performance when due and not of collection. In the event of any default by Borrower in making payment of, or default by Borrower in performance of, any of the Guarantied Obligations, Guarantor agrees on demand by Agent to pay and perform all of the Guarantied Obligations as are then or thereafter become due and owing or are to be performed under the terms of the Loan Documents. Guarantor further agrees to pay all expenses (including reasonable attorneys’ fees and expenses) paid or incurred by Agent in endeavoring to collect the Guarantied Obligations, or any part thereof, and in enforcing this Continuing Guaranty and any Loan Documents.

2.2. Other Guaranties. Each of Agent and Guarantor agrees and acknowledges that each other Obligated Party (other than Borrower) has executed and delivered (or will execute and deliver) to Agent a guaranty of the Guarantied Obligations.

2.3. Nature of Guaranty. Guarantor agrees and acknowledges that: (a) the Guarantied Obligations consist, in part, of a revolving loan facility, which may be repaid in full or part from time to time and reborrowed in accordance with the Loan Agreement; and (b) Guarantor shall not be released from any liability hereunder unless and until Full Payment of all Guarantied Obligations.

2.4. Security for Continuing Guaranty. This Continuing Guaranty is secured by that certain Security Agreement executed by the Guarantor in favor of the Agent and dated as of even date herewith in the form attached hereto as Exhibit A and each of the documents, instruments, and agreements executed and delivered from time to time by the Guarantor in connection herewith or therewith, together with any and all other security agreements and mortgages or deeds of trust (if any) executed and delivered to the Agent by the Guarantor whether now existing or hereafter created, as each of the foregoing may be modified, amended, restated, supplemented or replaced from time to time (all such documents directly or indirectly securing any of the Guarantied Obligations are herein referred to, collectively, as the “Security Documents”).

2.5. Continuing Nature of Guaranty and Guarantied Obligations. This Continuing Guaranty shall be continuing and shall not be discharged, impaired or affected by: (a) the insolvency of Borrower or any other Obligated Party or the payment in full of all of the Guarantied Obligations at any time or from time to time (other than Full Payment of all Guarantied Obligations); (b) the power or authority or lack thereof of Borrower or any other Obligated Party to incur the Guarantied Obligations; (c) the validity or invalidity of any of the Loan Documents or the documents securing the same; (d) the existence or non-existence of Borrower or any other Obligated Party as a legal entity; (e) any transfer by Borrower or any other Obligated Party of all or any part of any collateral in which Agent has been granted a lien or security interest pursuant to the Loan Documents; (f) any statute of limitations affecting the liability of Guarantor under this Continuing Guaranty or the Loan Documents or the ability of Agent to enforce this Continuing Guaranty or any provision of the Loan Documents; or (g) any right of offset, counterclaim or defense of Guarantor, including those that have been waived by Guarantor pursuant to this Continuing Guaranty.

2.6. Payment Upon Insolvency. Without limiting the generality of any other provision hereof, Guarantor agrees that, in the event of any Event of Default under Section 11.1(j) of the Loan Agreement, Guarantor will pay to Agent forthwith the full amount that would be payable hereunder by Guarantor if all of the Guarantied Obligations were then due and payable, whether or not any of the Guarantied Obligations are otherwise then due and payable.

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2.7. Payment of the Guarantied Obligations. Any amounts received by Agent from whatever source on account of the Guarantied Obligations may be applied by Agent toward the payment of such of the Guarantied Obligations, and in such order of application, as Agent may from time to time elect, and notwithstanding any payments made by or for the account of Guarantor pursuant to this Continuing Guaranty. Guarantor agrees that, if at any time all or any part of any payment theretofore applied by Agent to any of the Guarantied Obligations is or must be rescinded or returned by Agent for any reason whatsoever (including the insolvency, bankruptcy or reorganization of Borrower), such Guarantied Obligations shall, for the purposes of this Continuing Guaranty and to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application by Agent, and this Continuing Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Guarantied Obligations, all as though such application by Agent had not been made.

2.8. Permitted Actions of Agent. Agent may from time to time, in its sole discretion and without any other notice to Guarantor, take any or all of the following actions: (a) retain or obtain a security interest in any assets of Borrower or any third party to secure any of the Guarantied Obligations or any obligations of Guarantor hereunder; (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Guarantor, with respect to any of the Guarantied Obligations; (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Guarantied Obligations; (d) waive, ignore or forbear from taking action or otherwise exercising any of its default rights or remedies with respect to any Default or Event of Default; (e) release, waive or compromise any obligation of Guarantor hereunder or any obligation of any nature of any other Obligated Party or any other obligor primarily or secondarily obligated with respect to any of the Guarantied Obligations; (f) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any collateral now or hereafter securing any of the Guarantied Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, waive, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (g) demand payment or performance of any of the Guarantied Obligations from Guarantor at any time or from time to time during the continuance of an Event of Default, whether or not Agent shall have exercised any of its rights or remedies with respect to any property securing any of the Guarantied Obligations or any obligation hereunder or proceeded against any other obligor primarily or secondarily liable for payment or performance of any of the Guarantied Obligations.

2.9. Assignments of Lenders’ Rights. Any Lender may, from time to time, without notice to Guarantor, assign or transfer any or all of the Guarantied Obligations or any interest therein in accordance with the Loan Agreement and, notwithstanding any such assignment or transfer of the Guarantied Obligations or any subsequent assignment or transfer thereof, the Guarantied Obligations shall be and remain the Guarantied Obligations for the purpose of this Continuing Guaranty. Each and every immediate and successive assignee or transferee of any of the Guarantied Obligations or of any interest therein shall, to the extent of such party’s interest in the Guarantied Obligations, be entitled to the benefits of this Continuing Guaranty to the same extent as if such assignee or transferee were a Lender, as applicable; provided, however, that unless such Lender shall otherwise consent in writing, such Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Continuing Guaranty for their own benefit as to those of the Guarantied Obligations that such Lender has not assigned or transferred.

2.10. Specific Waivers. Without limiting the generality of any other provision of this Continuing Guaranty, to the extent permitted by applicable law, Guarantor hereby expressly waives: (a) notice of the acceptance of this Continuing Guaranty; (b) notice of the existence, creation, payment, nonpayment, performance or nonperformance of all or any of the Guarantied Obligations; (c) presentment, demand, notice of dishonor, protest, notice of protest and all other notices whatsoever with respect to the payment or performance of the Guarantied Obligations or the amount thereof or any payment or performance by Guarantor hereunder; (d) all diligence in collection or protection of or realization upon the Guarantied Obligations or any thereof, any obligation hereunder or any security for or guaranty of any of the foregoing; (e) any right to direct or affect the manner or timing of Agent’s enforcement of its rights or remedies; (f) any and all defenses that would otherwise arise upon the occurrence of any event or contingency described in Section 2.5 hereof or upon the taking of any action by Agent permitted hereunder; (g) any defense, right of set-off, claim or counterclaim whatsoever and any and all other rights, benefits, protections and other defenses available to Guarantor now or at any time hereafter, including under California Civil Code Sections 2787 to 2855, inclusive, and California Code of Civil Procedure Sections 580a, 580b, 580d or 726, and all successor sections; (h) all benefits or defenses arising under Chapter 2 of Title 14 of the California Civil Code, and all successor sections; and (i) all other principles or provisions of law, if any, that conflict with the terms of this Continuing Guaranty, including the effect of any circumstances that may or might constitute a legal or equitable discharge of a guarantor or surety.

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2.11. Irrevocability. Guarantor hereby further waives all rights to revoke this Continuing Guaranty at any time, and all rights to revoke any agreement executed by Guarantor at any time to secure the payment and performance of Guarantor’s obligations under this Continuing Guaranty, including the Security Documents.

2.12. Statutory Waiver of Rights and Defenses Regarding Election of Remedies. Guarantor waives all rights and defenses arising out of an election of remedies by Agent. Without limiting the generality of the foregoing, Guarantor acknowledges that it has been made aware of the provisions of California Civil Code Section 2856, has read and understands the provisions of that statute, has been advised by its counsel as to the scope, purpose and effect of that statute, and based thereon, and without limiting the foregoing waivers, Guarantor agrees, to the extent permitted by applicable law, to waive all suretyship rights and defenses available to Guarantor that are described in California Civil Code Section 2856(a). Without limiting any other waivers herein, Guarantor hereby gives the following waivers pursuant to California Civil Code Sections 2856(c) and (d):

(a) Guarantor waives all rights and defenses that Guarantor may have because the debtor’s debt is or may be secured by real property. This means, among other things:

(i) The creditor may collect from Guarantor without first foreclosing on any real or personal property pledged by the debtor.

(ii) If the creditor forecloses on any real property collateral pledged by the debtor:

1) The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

2) The creditor may collect from the guarantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right the guarantor may have to collect from the debtor.

This is an unconditional and irrevocable waiver of any rights and defenses the guarantor may have because the debtor’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

(b) Guarantor waives all rights and defenses arising out of an election of remedies by Agent or Secured Parties, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guarantied Obligations, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

SECTION 3.FINANCIAL CONDITION

3.1. Financial Condition. Guarantor represents and warrants that Guarantor is fully aware of the financial condition of Borrower and each other Obligated Party, and Guarantor delivers this Continuing Guaranty based solely upon Guarantor’s own independent investigation of Borrower’s and each other Obligated Party’s financial condition and in no part upon any representation or statement of Agent with respect thereto. Guarantor further represents and warrants that Guarantor is in a position to and hereby does assume full responsibility for obtaining such additional information concerning Borrower’s and each other Obligated Party’s financial condition as Guarantor may deem material to Guarantor’s obligations hereunder, and Guarantor is not relying upon, nor expecting Agent to furnish Guarantor any information in Agent’s possession concerning Borrower’s nor any other Obligated Party’s financial condition or concerning any circumstances bearing on the existence or creation, or the risk of nonpayment or nonperformance of the Guarantied Obligations.

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3.2. Waiver. Guarantor hereby waives any duty on the part of Agent to disclose to Guarantor any facts Agent may now or hereafter know about Borrower or any other Obligated Party, regardless of whether Agent has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor.

3.3. Continuing Guaranty. Guarantor hereby knowingly accepts the full range of risk encompassed within a contract of “Continuing Guaranty”, which includes, without limitation, the possibility that Borrower will contract for additional indebtedness for which Guarantor may be liable hereunder after Borrower’s financial condition or ability to pay their lawful debts when they fall due has deteriorated.

SECTION 4. SUBORDINATION AND SUBROGATION

4.1. Subordination. Guarantor hereby subordinates any and all indebtedness of Borrower and the other Obligated Parties to Guarantor to the Full Payment of all of the Guarantied Obligations. Guarantor agrees that, upon and during the continuation of an Event of Default, Agent shall be entitled to receive Full Payment of all Guarantied Obligations prior to Guarantor’s receipt of payment of any amount of any indebtedness of Borrower and the other Obligated Parties to Guarantor. Any payments on such indebtedness to Guarantor, if Agent so requests during the continuance of an Event of Default, shall be collected, enforced and received by Guarantor, in trust, as trustee for Agent and shall be paid over to Agent on account of the Guarantied Obligations, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Continuing Guaranty. Upon and during the continuation of an Event of Default, Agent is authorized and empowered, but not obligated, in its discretion, (a) in the name of Guarantor, to collect and enforce, and to submit claims in respect of, any indebtedness of Borrower and the other Obligated Parties to Guarantor and to apply any amounts received thereon to the Guarantied Obligations, and (b) to require Guarantor (i) to collect and enforce, and to submit claims in respect of, any indebtedness of Borrower and the other Obligated Parties to Guarantor, and (ii) to pay any amounts received on such indebtedness to Agent for application to the Guarantied Obligations.

4.2. Subrogation. Guarantor will not exercise any rights that Guarantor may acquire by way of subrogation under this Continuing Guaranty, by any payment hereunder or otherwise, until Full Payment of all of the Guarantied Obligations. If any amount shall be paid to Guarantor on account of such subrogation rights at any other time, such amount shall be held in trust for the benefit of Agent and shall be forthwith paid to Agent to be credited and applied to the Guarantied Obligations, whether matured or unmatured, in such manner as Agent shall determine in its sole discretion.

SECTION 5. REPRESENTATIONS AND WARRANTIES

5.1 General Representations and Warranties. To induce Agent to enter into the Loan Agreement and the other Loan Documents, Guarantor represents and warrants that:

5.1.1. Organization and Qualification. Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Guarantor is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

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5.1.2. Power and Authority. Guarantor is duly authorized to execute, deliver and perform the Loan Documents to which it is a party. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of Guarantor, other than those already obtained; (b) contravene the Organic Documents of Guarantor; (c) violate any Applicable Law or cause a default under any Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of Guarantor.

5.1.3. Enforceability. Each Loan Document to which Guarantor is a party is a legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.1.4. Solvency. Guarantor is Solvent.

5.1.5. Representations and Warranties in Loan Agreement Incorporated. Without limiting any of the foregoing representations and warranties, Guarantor represents and warrants that each of the representations and warranties set forth in the Loan Agreement to the extent applicable to Guarantor are true, correct and complete as written.

5.2. Complete Disclosure. No Loan Document contains any untrue statement of a material fact regarding Guarantor or its properties, nor fails to disclose any material fact regarding Guarantor or its properties necessary to make the statements contained therein not materially misleading. There is no fact or circumstance that Guarantor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

SECTION 6. COVENANTS

6.1. Affirmative Covenants. Until the Full Payment of all Secured Obligations, Guarantor shall:

6.1.1. Inspections; Appraisals. Permit Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of Guarantor, inspect, audit and make extracts from Guarantor’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants Guarantor’s or its Subsidiary’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense. Neither Agent nor any Lender shall have any duty to Guarantor or any other Obligated Party or other obligor to make any inspection, nor to share any results of any inspection, appraisal or report with Guarantor or any other Obligated Party or other obligor. Guarantor acknowledges that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Guarantor shall not be entitled to rely upon them.

6.1.2. Financial Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders all financial reports required to be furnished pursuant to the Loan Agreement.

6.1.3. Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of Guarantor or its Subsidiary, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority.

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6.1.4. Taxes. Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

6.1.5. Insurance. Maintain insurance as required by the Loan Documents, including satisfactory endorsements required thereby.

6.2. Negative Covenants in Loan Agreement Incorporated. Guarantor agrees to refrain from taking any action that it has agreed not to take or that Borrower has agreed not to permit Guarantor to take pursuant to the terms of the Loan Agreement.

SECTION 7. REMEDIES; BANKRUPTCY.

7.1. Cumulative Rights. All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of Borrower, Guarantor and each other Obligated Party contained in the Loan Documents are cumulative and not in derogation or substitution of each other. In particular, the rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and shall not be exclusive of any other rights or remedies that Agent and Lenders may have, whether under any agreement, by law, at equity or otherwise.

7.2. Waivers. The failure or delay of Agent or any Lender to require strict performance by Guarantor with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise, shall not operate as a waiver thereof nor as establishment of a course of dealing. All rights and remedies shall continue in full force and effect until Full Payment of all Guarantied Obligations. No waiver of any Default or Event of Default shall constitute a waiver of any other Default or Event of Default that may exist at such time, unless expressly stated. If Agent or any Lender accepts performance by Guarantor under any Loan Documents in a manner other than that specified therein, or during any Default or Event of Default, or if Agent or any Lender shall delay or exercise any right or remedy under any Loan Documents, such acceptance, delay or exercise shall not operate to waive any Default or Event of Default nor to preclude exercise of any other right or remedy.

7.3. Bankruptcy. Guarantor hereby agrees that, except as hereinafter provided, its obligations under this Continuing Guaranty shall be unconditional, irrespective of (i) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against Borrower or any other Obligated Party, or Agent’s election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code, (ii) any borrowing or grant of a security interest by Borrower or any other Obligated Party as debtor-in-possession, under Section 364 of the Bankruptcy Code, or (iii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Agent’s claim(s) for repayment of the Guarantied Obligations.

SECTION 8. MISCELLANEOUS

8.1. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Guarantor and Agent and their respective successors and assigns, except that Guarantor shall not have the right to assign its rights or delegate its obligations under any Loan Documents.

8.2. Amendments. No modification of this Agreement shall be effective without the prior written agreement of Agent and Guarantor.

8.3. Indemnity. GUARANTOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall Guarantor have any obligation hereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

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8.4. Notices and Communications. All notices and other communications by or to a party hereto shall be in writing and shall be given to Guarantor, at Borrower’s address shown on the signature pages to the Loan Agreement, and to Agent at its address shown on the signature pages to the Loan Agreement, or at such other address as such party may hereafter specify by notice in accordance with this Section 8.4. Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower shall be deemed received by Guarantor. Electronic and voice mail may not be used as effective notice hereunder.

8.5. Credit Inquiries. Guarantor hereby authorizes Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning Guarantor or any Subsidiary of Guarantor.

8.6. Severability. Wherever possible, each provision of hereof shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions hereof shall remain in full force and effect.

8.7. Cumulative Effect; Conflict of Terms.The provisions of this Agreement and the other the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

8.8. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Loan Document by telecopy shall be effective as delivery of a manually executed counterpart of such agreement.

8.9. Entire Agreement. Time is of the essence of the Loan Documents. The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

8.10 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Guarantor acknowledges and agrees that (a)(i) the credit facility evidenced by the Loan Documents and any related arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Borrower and Guarantor; (ii) Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Guarantor is capable of evaluating and understanding, and does understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal in connection with this credit facility, is not the financial advisor, agent or fiduciary for Borrower, Guarantor, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from Borrower, Guarantor and their Affiliates, and have no obligation to disclose any of such interests to Borrower, Guarantor or their Affiliates. To the fullest extent permitted by Applicable Law, Guarantor hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by a Loan Document.

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8.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

8.12. Consent to Forum; Arbitration.

8.12.1. Forum. GRANTOR HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER LOS ANGELES, CALIFORNIA, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. GRANTOR IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.3. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against Guarantor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

8.12.2 Arbitration. Notwithstanding any other provision of this Agreement to the contrary, any controversy or claim among the parties relating in any way to any Guarantied Obligations or Loan Documents, including any alleged tort, shall at the request of any party hereto be determined by binding arbitration conducted in accordance with the United States Arbitration Act (Title 9 U.S. Code). Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association (“AAA”), and the terms of this Section 8.12.2. In the event of any inconsistency, the terms of this Section 8.12.2 shall control. If AAA is unwilling or unable to serve as the provider of arbitration or to enforce any provision of this Section 8.12.2, Agent may designate another arbitration organization with similar procedures to serve as the provider of arbitration. The arbitration proceedings shall be conducted in Los Angeles or Pasadena, California. The arbitration hearing shall commence within 90 days of the arbitration demand and close within 90 days thereafter. The arbitration award must be issued within 30 days after close of the hearing (subject to extension by the arbitrator for up to 60 days upon a showing of good cause), and shall include a concise written statement of reasons for the award. The arbitrator shall give effect to applicable statutes of limitation in determining any controversy or claim, and for these purposes, service on AAA under applicable AAA rules of a notice of claim is the equivalent of the filing of a lawsuit. Any dispute concerning this Section 8.12.2 or whether a controversy or claim is arbitrable shall be determined by the arbitrator. The arbitrator shall have the power to award legal fees to the extent provided by this Agreement. Judgment upon an arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. No controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim relates to an obligation secured by Real Estate, but if all parties do not consent to submission of such a controversy or claim to arbitration, it shall be determined as provided in the next sentence. At the request of any party, a controversy or claim that is not submitted to arbitration as provided above shall be determined by judicial reference; and if such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA sponsored proceedings and the presiding referee of the panel (or the referee if there is a single referee) shall be an active attorney or retired judge; and judgment upon the award rendered by such referee or referees shall be entered in the court in which proceeding was commenced. None of the foregoing provisions of this Section 8.12.2 shall limit the right of Agent or Lenders to exercise self-help remedies, such as setoff, foreclosure or sale of any Collateral or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after or during any arbitration proceeding. The exercise of a remedy does not waive the right of any party to resort to arbitration or reference. At Agent’s option, foreclosure under a Mortgage may be accomplished either by exercise of power of sale thereunder or by judicial foreclosure.

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8.13 Waivers by Guarantor. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, GRANTOR WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY PROCEEDING OR DISPUTE OF ANY KIND RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, GUARANTIED OBLIGATIONS OR COLLATERAL; (B) PRESENTMENT, DEMAND, PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY COMMERCIAL PAPER, ACCOUNTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT ON WHICH GRANTOR MAY IN ANY WAY BE LIABLE, AND HEREBY RATIFIES ANYTHING AGENT MAY DO IN THIS REGARD; (C) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF ANY COLLATERAL; (D) ANY BOND OR SECURITY THAT MIGHT BE REQUIRED BY A COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY RIGHTS OR REMEDIES; (E) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (F) ANY CLAIM AGAINST AGENT OR ANY LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) IN ANY WAY RELATING TO ANY ENFORCEMENT ACTION, GUARANTIED OBLIGATIONS, LOAN DOCUMENTS OR TRANSACTIONS RELATING THERETO; AND (G) NOTICE OF ACCEPTANCE HEREOF. Guarantor acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into the Loan Agreement and that Agent and Lenders are relying upon the foregoing in their dealings with Guarantor. Guarantor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

8.14. Advice of Counsel. Guarantor acknowledges that it has either obtained the advice of counsel or has had the opportunity to obtain such advice in connection with the terms and provisions of this Continuing Guaranty.

8.15. Patriot Act Notice. Agent and Lenders hereby notify Guarantor that pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies Guarantor, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Guarantor’s management and owners, such as legal name, address, social security number and date of birth.

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IN WITNESS WHEREOF, this Continuing Guaranty has been executed and delivered as of the date set forth above.

GUARANTOR:

SPORT CHALET VALUE SERVICES, LLC,
a Virginia limited liability company

By:	/s/ Howard Kaminsky
Name:	Howard Kaminsky
Title:	Manager

Signature Page

Exhibit A
Form of Security Agreement

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is dated as of June 20, 2008, among SPORT CHALET VALUE SERVICES, LLC, a Virginia limited liability company (“Grantor”) and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”) in connection with the Guaranty described below.

R E C I T A L S:

WHEREAS, SPORT CHALET, INC., a Delaware corporation (“Borrower”), is indebted to Agent and Secured Parties pursuant to that certain Amended and Restated Loan and Security Agreement dated as of even date herewith (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, Grantor is an Obligated Party and has guaranteed the payment and performance of Borrower’s obligations to Agent and Secured Parties under the Loan Agreement pursuant to that certain Secured Continuing Guaranty of even date herewith (the “Guaranty”); and

WHEREAS, the parties wish to provide for the terms and conditions upon which Grantor’s liabilities under the Guaranty shall be secured by the Collateral (as defined below); and

WHEREAS, this Agreement is made to secure the obligations of Grantor under the Guaranty and in consideration of advances, credit or other financial accommodations now or hereafter being afforded to Borrower by Agent and Secured Parties;

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1.DEFINITIONS; RULES OF CONSTRUCTION

1.1. Definitions.

Initially capitalized terms used but not defined herein have the respective meanings set forth in the Loan Agreement. As used herein, the following terms have the meanings set forth below:

Collateral: all of the property of Grantor described in Section 2 hereof, together with all other property of Grantor now or hereafter pledged to Agent to secure, either directly or indirectly, repayment of the Secured Obligations.

Secured Obligations: any and all of Grantor’s indebtedness and/or liabilities to Agent and Secured Parties under the Loan Agreement, the Guaranty (including the “Guarantied Obligations” as defined therein) and under this Agreement.

UCC: the Uniform Commercial Code as in effect in the State of California or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

1.2. Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of California from time to time: “Chattel Paper”, “Commercial Tort Claim”, “Deposit Account”, “Document”, “Equipment”, “General Intangibles”, “Goods”, “Instrument”, “Investment Property”, “Letter-of-Credit Right” and “Supporting Obligation”.

1.3. Certain Matters of Construction. The terms “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,”, “through” means “through and including,” and “to” and “until” each mean “to but excluding,”. The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation hereof. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted hereby); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day mean time of day at Agent’s notice address under the Loan Agreement; or (g) unless otherwise specified herein, discretion of Agent means the sole and absolute discretion of Agent. Grantor shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent or any other Secured Party hereunder. No provision hereof shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision.

SECTION 2. COLLATERAL

2.1. Grant of Security Interest. To secure the prompt payment and performance of all Secured Obligations, Grantor hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property of Grantor, including all of the following Property, whether now owned or hereafter acquired, and wherever located:

(a) all Accounts;

(b) all Chattel Paper, including electronic chattel paper;

(c) all Commercial Tort Claims;

(d) all Deposit Accounts;

(e) all Documents;

(f) all General Intangibles, including Intellectual Property;

(g) all Goods, including Inventory, Equipment and fixtures;

(h) all Instruments;

(i) all Investment Property;

(j) all Letter-of-Credit Rights;

(k) all Supporting Obligations;

(l) all cash and other monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(m) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(n) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

2.2. Lien on Deposit Accounts. To further secure the prompt payment and performance of all Secured Obligations, Grantor hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all amounts credited to any Deposit Account of Grantor, including any sums in any blocked accounts or in any accounts into which such sums are swept. Grantor authorizes and directs each bank or other depository to deliver to Agent, on a daily basis during the continuation of an Event of Default, all balances in each Deposit Account maintained by Grantor with such depository for application to the Secured Obligations then outstanding. Grantor irrevocably appoints Agent as Grantor’s attorney-in-fact to collect such balances to the extent any such delivery is not so made.

2.3. Other Collateral.

2.3.1. Commercial Tort Claims. Grantor shall promptly notify Agent in writing if Grantor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000) and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to confer upon Agent (for the benefit of Secured Parties) a duly perfected, first priority Lien upon such claim.

2.3.2. Certain After-Acquired Collateral. Grantor shall promptly notify Agent in writing if, after the Closing Date, Grantor obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property or Letter-of-Credit Rights and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver. If any Collateral is in the possession of a third party, at Agent’s request, Grantor shall obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.

2.3.3. No Assumption of Liability. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Grantor relating to any Collateral.

2.4. Further Assurances. Promptly upon request, Grantor shall deliver such instruments, assignments, title certificates, or other documents or agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Grantor authorizes Agent to file any financing statement that indicates the Collateral as “all assets” or “all personal property” of Grantor, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

2.5. Foreign Subsidiary Stock. Notwithstanding Section 2.1, not more than 65% of the voting stock of any Foreign Subsidiary and 100% of all non-voting stock (if any) of each Foreign Subsidiary shall be included in the Collateral.

SECTION 3. COLLATERAL ADMINISTRATION

3.1. Administration of Accounts.

3.1.1 Records and Schedules of Accounts. Grantor shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent upon request such reports thereon in form satisfactory to Agent.

3.1.2. Taxes. If an Account of Grantor includes a charge for any Taxes, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of Grantor and add such amounts to the Secured Obligations; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Grantor or with respect to any Collateral.

3.2. Administration of Inventory.

3.2.1. Records and Reports of Inventory. Grantor shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent, upon request, inventory and reconciliation reports in form satisfactory to Agent, on such periodic basis as Agent may request. Upon request of Agent from time to time, Grantor shall conduct a physical Inventory count, and shall provide to Agent a report based on such Inventory count promptly upon completion thereof, together with such supporting information as Agent may reasonably request. Agent may participate in and observe each such count.

3.2.2. Acquisition, Sale and Maintenance. Grantor shall take all steps to assure that all Inventory produced by or under the direction or control of Borrower or its Subsidiaries is produced in accordance with Applicable Law, including the FLSA. Grantor shall not acquire or accept any Inventory that is known to it to have been produced in violation of Applicable Law, including the FLSA. Grantor shall not sell any Inventory on consignment or approval or any other basis under which the customer may return or require Borrower to repurchase such Inventory (excepting Grantor’s retail policies, or intercompany policies between Grantor and Borrower with respect to Borrower’s retail policies, concerning the return of purchases of Inventory). Grantor shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located (other than such locations for which Borrower is the lessee).

3.3 Administration of Equipment.

3.3.1 Records and Schedules of Equipment. Grantor shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof. Promptly upon the request of Agent, Grantor shall submit to Agent a current schedule thereof, in form satisfactory to Agent. Promptly upon request, Grantor shall deliver to Agent evidence of its ownership or interests in any Equipment.

3.3.2. Dispositions of Equipment. Grantor shall not sell, lease or otherwise dispose of any Equipment, without the prior written consent of Agent, other than (a) a Permitted Asset Disposition; and (b) replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens.

3.3.3. Condition of Equipment. Grantor represents that its Equipment is in good operating condition and repair, and all necessary replacements and repairs have been made so that the value and operating efficiency of the Equipment is preserved at all times, reasonable wear and tear excepted. Grantor shall ensure that the Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with manufacturer specifications.

3.4. Administration of Deposit Accounts. Grantor shall take all actions necessary to establish Agent’s control of each Deposit Account (other than an account exclusively used for payroll, payroll taxes or employee benefits, or an account containing not more that $10,000 at any time). Grantor shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent) to have control over a Deposit Account or any Property deposited therein.

3.5. General Provisions.

3.5.1. Location of Collateral. All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Grantor at the business locations set forth on the schedules to the Loan Agreement, except that Grantor may (a) make sales or other dispositions of Collateral in accordance with the Loan Agreement; (b) move Equipment between (or, upon purchase, to) business locations set forth in Disclosure Schedule 8.6.1 to the Loan Agreement; (c) permit Equipment to be in transit to and from, and in possession of, any Person in the business of repairing or maintaining such Equipment for the purpose of maintenance and repair in the Ordinary Course of Business; and (d) move Collateral to another location in the United States, upon 30 Business Days prior written notice to Agent.

3.5.2. Insurance of Collateral; Condemnation Proceeds.

(a) Grantor shall maintain insurance with respect to the Collateral, covering casualty, hazard, public liability, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent) satisfactory to Agent. All proceeds under each policy shall be payable to Agent. From time to time upon request, Grantor shall deliver to Agent the originals or certified copies of its insurance policies and updated flood plain searches. Unless Grantor shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as sole loss payee or additional insured, as appropriate; (ii) requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of Grantor or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If Grantor fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Grantor therefor. Grantor agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, Grantor may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent. If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.

(b) Any proceeds of insurance (other than proceeds from workers’ compensation or D&O insurance) and any awards arising from condemnation of any Collateral shall be paid to Agent for application to the Secured Obligations in accordance with the Loan Agreement.

(c) If requested by Grantor in writing within 15 days after Agent’s receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Collateral, such proceeds will be returned to Grantor as long as no Default or Event of Default exists or would result therefrom.

3.5.3. Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Grantor. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Grantor’s sole risk.

3.5.4. Defense of Title to Collateral. Grantor shall at all times defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

3.6. Power of Attorney. Grantor hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as Grantor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section 3.6. Agent, or Agent’s designee, may, without notice and in either its or Grantor’s name, but at the cost and expense of Grantor:

(a) Endorse Grantor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b) During the continuation of an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) take control, in any manner, of any proceeds of Collateral; (v) prepare, file and sign Grantor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to Grantor, and notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use Grantor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral; (x) make and adjust claims under policies of insurance; (xi) take any proper action as may be necessary or appropriate to obtain payment under any letter of credit or banker’s acceptance for which Grantor is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill Grantor’s obligations under the Loan Documents.

SECTION 4. REPRESENTATIONS AND WARRANTIES

4.1. General Representations and Warranties. To induce Agent to enter into the Loan Agreement and the other Loan Documents, Grantor represents and warrants that:

4.1.1. Corporate Names; Locations. During the five years preceding the Closing Date, except as shown on the schedules to the Loan Agreement, Grantor has not been known as or used any corporate, fictitious or trade names, has been the surviving corporation of a merger or combination, or has acquired any substantial part of the assets of any Person. The chief executive offices and other places of business of Grantor are shown on the schedules to the Loan Agreement. During the five years preceding the Closing Date, Grantor has not had any other office or place of business, except as shown on the schedules to the Loan Agreement.

4.1.2. Title to Properties; Priority of Liens. Grantor has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens. Grantor has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens.

4.1.3. Representations and Warranties in Loan Agreement Incorporated. Without limiting any of the foregoing representations and warranties, Grantor represents and warrants that each of the representations and warranties set forth in the Loan Agreement to the extent applicable to Grantor are true, correct and complete as written.

4.2. Complete Disclosure. No Loan Document contains any untrue statement of a material fact regarding Grantor or its properties, nor fails to disclose any material fact regarding Grantor or its properties necessary to make the statements contained therein not materially misleading. There is no fact or circumstance that Grantor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

SECTION 5. COVENANTS

5.1. Affirmative Covenants. Until the Full Payment of all Secured Obligations, Grantor shall:

5.1.1. Inspections; Appraisals. Permit Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of Grantor, inspect, audit and make extracts from Grantor’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants Grantor’s or its Subsidiary’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense. Neither Agent nor any Lender shall have any duty to Grantor or any other Obligated Party to make any inspection, nor to share any results of any inspection, appraisal or report with Grantor or any other Obligated Party. Grantor acknowledges that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Grantor shall not be entitled to rely upon them.

5.1.2. Landlord and Storage Agreements. Upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between Grantor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

5.1.3. Licenses. Keep each License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Grantor and Grantor’s Subsidiaries in full force and effect; promptly notify Agent of any proposed modification to any such License, or entry into any new License, in each case at least 30 days prior to its effective date; pay all Royalties when due; and notify Agent of any default or breach asserted by any Person to have occurred under any License.

5.1.4. Negative Covenants. Until the Full Payment of all Secured Obligations, Grantor shall not, and shall cause each Subsidiary of Grantor not to:

5.1.5. Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except Permitted Liens.

5.1.6. Negative Covenants in Loan Agreement Incorporated. Without limiting the foregoing, Grantor agrees to refrain from taking any action that it has agreed not to take or that Borrower has agreed not to permit Grantor to take pursuant to the terms of the Loan Agreement.

SECTION 6. EVENTS OF DEFAULT; REMEDIES ON DEFAULT

6.1. Events of Default. Any “Event of Default” as defined in the Loan Agreement shall be an “Event of Default” hereunder.

6.2. Remedies upon Default. If an Event of Default described in Section 11.1(j) of the Loan Agreement occurs with respect to Grantor, then to the extent permitted by Applicable Law, all Secured Obligations shall become automatically due and payable by Grantor, without any action by Agent or notice of any kind. In addition, or if any other Event of Default has occurred and is continuing, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a) declare any Secured Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, including notice of intent to accelerate and notice of acceleration, all of which are hereby waived by Grantor to the fullest extent permitted by law;

(b) exercise any default rights or remedies afforded under the Loan Agreement, any other Loan Document, or any other agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Grantor to assemble Collateral, at Grantor’s expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by Grantor, Grantor agrees not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Grantor agrees that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable. Agent shall have the right to conduct such sales on Grantor’s premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Secured Obligations.

6.3. License. Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Grantor, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Grantor’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

6.4. Setoff. At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of Grantor against any Secured Obligations, irrespective of whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Secured Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section 6.4 are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

6.5. Remedies Cumulative; No Waiver.

6.5.1. Cumulative Rights. All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of Borrower, Grantor and each other Obligated Party contained in the Loan Documents are cumulative and not in derogation or substitution of each other. In particular, the rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and shall not be exclusive of any other rights or remedies that Agent and Lenders may have, whether under any agreement, by law, at equity or otherwise.

6.5.2. Waivers. The failure or delay of Agent or any Lender to require strict performance by Grantor with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise, shall not operate as a waiver thereof nor as establishment of a course of dealing. All rights and remedies shall continue in full force and effect until Full Payment of all Secured Obligations. No modification of any terms of any Loan Documents (including any waiver thereof) shall be effective, unless such modification is specifically provided in a writing directed to Grantor and executed by Agent or the requisite Lenders, and such modification shall be applicable only to the matter specified. No waiver of any Default or Event of Default shall constitute a waiver of any other Default or Event of Default that may exist at such time, unless expressly stated. If Agent or any Lender accepts performance by Grantor under any Loan Documents in a manner other than that specified therein, or during any Default or Event of Default, or if Agent or any Lender shall delay or exercise any right or remedy under any Loan Documents, such acceptance, delay or exercise shall not operate to waive any Default or Event of Default nor to preclude exercise of any other right or remedy.

SECTION 7. MISCELLANEOUS

7.1. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Grantor and Agent and their respective successors and assigns, except that Grantor shall not have the right to assign its rights or delegate its obligations under any Loan Documents.

7.2. Amendments. No modification of this Agreement shall be effective without the prior written agreement of Agent and Grantor.

7.3. Indemnity. GRANTOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall Grantor have any obligation hereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

7.4. Notices and Communications. All notices and other communications by or to a party hereto shall be in writing and shall be given to Grantor, at Borrower’s address shown on the signature pages to the Loan Agreement, and to Agent at its address shown on the signature pages to the Loan Agreement, or at such other address as such party may hereafter specify by notice in accordance with this Section 7.4. Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower shall be deemed received by Grantor. Electronic and voice mail may not be used as effective notice hereunder.

7.5. Performance of Secured Obligations. Agent may, in its discretion at any time and from time to time, at Grantor’s expense, pay any amount or do any act required of Grantor hereunder or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Secured Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section 7.5 shall be reimbursed to Agent by Grantor, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to Base Rate Revolver Loans. Any payment made or action taken by Agent under this Section 7.5 shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

7.6. Severability. Wherever possible, each provision of hereof shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions hereof shall remain in full force and effect.

7.7. Cumulative Effect; Conflict of Terms. The provisions of this Agreement and the other the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

7.8. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Loan Document by telecopy shall be effective as delivery of a manually executed counterpart of such agreement.

7.9. Entire Agreement. Time is of the essence of the Loan Documents. The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

7.10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

7.11. Consent to Forum; Arbitration.

7.11.1.Forum. GRANTOR HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER LOS ANGELES, CALIFORNIA, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. GRANTOR IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.4. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against Grantor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

7.11.2. Arbitration. Notwithstanding any other provision of this Agreement to the contrary, any controversy or claim among the parties relating in any way to any Secured Obligations or Loan Documents, including any alleged tort, shall at the request of any party hereto be determined by binding arbitration conducted in accordance with the United States Arbitration Act (Title 9 U.S. Code). Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association (“AAA”), and the terms of this Section 7.11.2. In the event of any inconsistency, the terms of this Section 7.11.2 shall control. If AAA is unwilling or unable to serve as the provider of arbitration or to enforce any provision of this Section 7.11.2, Agent may designate another arbitration organization with similar procedures to serve as the provider of arbitration. The arbitration proceedings shall be conducted in Los Angeles or Pasadena, California. The arbitration hearing shall commence within 90 days of the arbitration demand and close within 90 days thereafter. The arbitration award must be issued within 30 days after close of the hearing (subject to extension by the arbitrator for up to 60 days upon a showing of good cause), and shall include a concise written statement of reasons for the award. The arbitrator shall give effect to applicable statutes of limitation in determining any controversy or claim, and for these purposes, service on AAA under applicable AAA rules of a notice of claim is the equivalent of the filing of a lawsuit. Any dispute concerning this Section 7.11.2 or whether a controversy or claim is arbitrable shall be determined by the arbitrator. The arbitrator shall have the power to award legal fees to the extent provided by this Agreement. Judgment upon an arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. No controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim relates to an obligation secured by Real Estate, but if all parties do not consent to submission of such a controversy or claim to arbitration, it shall be determined as provided in the next sentence. At the request of any party, a controversy or claim that is not submitted to arbitration as provided above shall be determined by judicial reference; and if such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA sponsored proceedings and the presiding referee of the panel (or the referee if there is a single referee) shall be an active attorney or retired judge; and judgment upon the award rendered by such referee or referees shall be entered in the court in which proceeding was commenced. None of the foregoing provisions of this Section 7.11.2 shall limit the right of Agent or Lenders to exercise self-help remedies, such as setoff, foreclosure or sale of any Collateral or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after or during any arbitration proceeding. The exercise of a remedy does not waive the right of any party to resort to arbitration or reference. At Agent’s option, foreclosure under a Mortgage may be accomplished either by exercise of power of sale thereunder or by judicial foreclosure.

7.12. Waivers by Grantor. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, GRANTOR WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY PROCEEDING OR DISPUTE OF ANY KIND RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, SECURED OBLIGATIONS OR COLLATERAL; (B) PRESENTMENT, DEMAND, PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY COMMERCIAL PAPER, ACCOUNTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT ON WHICH GRANTOR MAY IN ANY WAY BE LIABLE, AND HEREBY RATIFIES ANYTHING AGENT MAY DO IN THIS REGARD; (C) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF ANY COLLATERAL; (D) ANY BOND OR SECURITY THAT MIGHT BE REQUIRED BY A COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY RIGHTS OR REMEDIES; (E) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (F) ANY CLAIM AGAINST AGENT OR ANY LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) IN ANY WAY RELATING TO ANY ENFORCEMENT ACTION, SECURED OBLIGATIONS, LOAN DOCUMENTS OR TRANSACTIONS RELATING THERETO; AND (G) NOTICE OF ACCEPTANCE HEREOF. Grantor acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into the Loan Agreement and that Agent and Lenders are relying upon the foregoing in their dealings with Grantor. Grantor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

7.13. Advice of Counsel. Grantor acknowledges that it has either obtained the advice of counsel or has had the opportunity to obtain such advice in connection with the terms and provisions of this Continuing Guaranty.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

GRANTOR:

SPORT CHALET VALUE SERVICES, LLC,
a Virginia limited liability company

By:	/s/ Howard Kaminsky
Name:	Howard Kaminsky
Title:	Manager

AGENT:

BANK OF AMERICA, N.A.,
as Agent

By:	/s/ Stephen King
Name:	Stephen J. King
Title:	Vice President